UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2021

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2018, the Board of Directors (the “Board”) of SELLAS Life Sciences Group, Inc. (the “Company”) on December 17, 2018 appointed John T. Burns as the Vice President, Finance and Corporate Controller and designated him as the “interim principal accounting officer” of the Company for purposes of all filings with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Burns’ biographical information and the terms of his employment arrangement with the Company were previously disclosed in the above-referenced Form 8-K.

On January 29, 2021, the Board acted to remove the “interim” designation and appoint Mr. Burns as Chief Accounting Officer of the Company and “principal accounting officer”.

Mr. Burns was not, at any time, selected as an officer of the Company pursuant to any understanding between Mr. Burns and any other person. There are no family relationships between Mr. Burns and the directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date:	February 3, 2021	By:		/s/ Barbara A. Wood
			Name:	Barbara A. Wood
			Title:	Executive Vice President, General Counsel and Corporate Secretary